CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated July 29, 1999 accompanying the financial statements of Penn Akron Corporation, included in its annual report on Form 10KSB for the fiscal year ended February 28, 1999, and hereby consent to the incorporation by reference to such report in this Registration Statement on Form S-8.

/S/ ANDERSEN, ANDERSEN & STRONG

941 East 3300 South
Salt Lake City, Utah 84106